EXHIBIT 10.5

To be filed in
Woodson County, Kansas

Prosperity Bank

MORTGAGE AND SECURITY AGREEMENT
(Oil and Gas)

The undersigned, Armada Midcontinent, LLC (“Mortgagor”), an Oklahoma limited liability company, having a place of business at 5220 Spring Valley Road., Ste. 615, Dallas, Dallas County, Texas 75254, and Prosperity Bank, a Texas banking association, successor by merger to The F&M Bank & Trust Company (“Lender”), having a place of business at 3811 Turtle Creek Blvd., Suite 1700, Dallas, Dallas County, Texas 75219, agree as follows:

ARTICLE 1 - DEFINITIONS.

Section a)   Defined Terms.  For the purposes of this Mortgage:

(a)           “Borrower” means Mesa Energy, Inc., a Nevada corporation.

(b)           “Code” means the Texas Business and Commerce Code, except to the extent that perfection and the effect of perfection or non-perfection of the security interest granted hereunder, in respect of any particular Personalty Collateral, are governed by the laws of a jurisdiction other than the State of Texas, in which case it means the Uniform Commercial Code of that state.

(c)           “Collateral” means Fixture Collateral, Personalty Collateral, and Realty Collateral.

(d)           “Effective Date” means the date of execution of this Mortgage.

(e)           “Fixture Collateral” means all of Mortgagor’s interest in and to all Operating Equipment which is or becomes so related to the Oil and Gas Property or any part thereof that an interest in the equipment arises under the real property law of the state in which situated.

(f)            “Governmental Authority” means the United States, the state, county, city, or any other political subdivision in which the Mortgagor conducts business or the Collateral is situated, and any other political subdivision, agency, commission, or instrumentality exercising jurisdiction over Mortgagor, the Obligations, or the Collateral or from time to time constituted to regulate the development and operation of the Collateral and the production and sale of Hydrocarbons and other minerals therefrom.

(g)           “Governmental Requirements” means all laws, ordinances, rules, regulations, judgments, decrees, orders, permits, grants, franchises, licenses, agreements, or other restrictions of any Governmental Authority applicable to Mortgagor, the Obligations, or the Collateral.

(h)           “Hedge Provider” has the meaning assigned in the Loan Agreement.
(i)            “Hedge Transactions” means all Transactions (as defined in the ISDA Agreement) and any other commodity swap (including price protection for future production of Hydrocarbons or mineral or mining interests and rights therein), commodity option, interest rate swap (including rate hedger products), basis or currency or cross-currency rate swap, forward rate, cap, floor, collar, future rate, forward agreement, spot contract, or other credit, price, foreign exchange, rate, equity, equity index option, bond option, interest rate option, rate protection agreement, currency option, or other option, or commodities derivative, exchange, risk management, or protection agreement , or commodity, securities, index, market, or price-linked transaction or agreement, or any option with respect to any such transaction or similar transaction, or combination of any of the foregoing, now existing or hereafter entered into by Mortgagor and any other party, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, indexes, or other financial measures and whether such transactions or combinations thereof are governed by or subject to any ISDA Agreement or other similar agreement or arrangement, including all obligations and liabilities thereunder, and including all renewals, extensions, amendments, and other modifications or substitutions.

(j)            “Hydrocarbons” means oil, gas, other liquid or gaseous hydrocarbons, and all products refined therefrom.

(k)           “ISDA Agreement” means any International Swaps and Derivatives Association, Inc. master agreement or any similar agreement (with all related schedules, annexes, exhibits, amendments and confirmations), now existing or hereafter entered into by Mortgagor, as amended, modified, replaced, consolidated, extended, renewed, or supplemented from time to time.

(l)            “Land” means all land described in Exhibit A attached, in the Leases, or in any other documents, instruments, or agreements described in Exhibit A.

(m)           “Leases” means all oil and gas (or oil, gas, and mineral) leases described in Exhibit A attached or that cover or relate to the Land or any part thereof.

(n)           “Loan Agreement” means the Loan Agreement of even date among Borrower, Lender, and others, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time.

(o)           “Obligations” means the aggregate of:

(1)            A revolving promissory note dated September 21, 2012 in the principal amount of  $25,000,000.00, executed by Borrower, payable to the order of Lender, and maturing on July 22, 2014; and

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(2)            The Secured Obligations (as defined in the Loan Agreement) and any and all other or additional indebtedness, obligations, or liabilities for which Borrower is now or may become liable to Lender under the Loan Agreement; and

(3)            Any and all other or additional indebtedness or liabilities for which Borrower is now or may become liable to Lender in any manner (including without limitation overdrafts in a bank account), whether under this Mortgage or otherwise, either primarily or secondarily, absolutely or contingently, directly or indirectly, and whether matured or unmatured, regardless of how the indebtedness or liability may have been or may be acquired by Lender; and
(4)           All Hedge Liabilities (as defined in the Loan Agreement) and all other present and future obligations of Borrower to any Hedge Provider under the terms of the ISDA Agreement or any present or future Hedge Transactions, now existing or hereafter entered into between Borrower and any Hedge Provider, and including, without limitation, to the extent such Hedge Transaction is with another financial institution or counter-party, the issuance from time to time by Lender of standby letters of credit for Borrower’s account in the name of such other counter-party, as beneficiary, in connection with the Hedge Transactions; and

(5)            Any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liabilities or any part thereof.

The Obligations secured by this Mortgage may include future advances to be made by Lender.  Although Borrower acknowledges that Lender is not obligated to do so, Lender and Borrower presently contemplate that Lender may make future loans to Borrower which are intended to be Obligations secured by this Mortgage.

(p)           “Oil and Gas Property” means all Mortgagor’s interests of whatever nature (including but not limited to all royalties, overriding royalties, mineral interests, working interests, net profits interests, production payments, and other interests), whether now owned or hereafter acquired, in:

(1)           The Land; and

(2)           The Leases; and

(3)           (i) The properties now or hereafter pooled or unitized with the Leases or the Land; (ii) all presently existing or future unitization agreements, communitization agreements, pooling agreements, and declarations of pooled units and the units created thereby (including, without limitation, all units created under any Governmental Requirement) affecting all or any portion of the Leases or the Land, and including, without limitation, the units which may be described or referred to in Exhibit A; (iii) all operating agreements, contracts, subleases, farmouts, and other agreements which relate to any of the Leases or any part of the Land or which relate to the production, sale, purchase, exchange, or processing of the Hydrocarbons from or attributable to the Leases or the Land; and (iv) the Leases and the Land described in Exhibit A even though Mortgagor’s interests therein are incorrectly described or a description of a part or all of the Leases or the Land or Mortgagor’s interests therein are omitted; and

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(4)           All easements, rights-of-way, leases, surface use agreements, road use agreements, and other agreements relating to the Lands or the Leases; and

(5)           All unsevered and unextracted Hydrocarbons in, under, or attributable to the Land.

(q)           “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies, lines, pipelines, or other property of whatsoever kind or nature now or hereafter located on any of the Oil and Gas Property, which are useful for the production, treatment, storage, or transportation of Hydrocarbons.

(r)           “Personalty Collateral” means all of Mortgagor’s interest in and to all Operating Equipment, all Hydrocarbons extracted from or attributable to the Oil and Gas Property, all Production Sale Contracts, all as-extracted collateral (as defined in the Code), all Hedge Transactions, including, without limitation, all contracts, contract rights, accounts, accounts receivable, general intangibles, payment intangibles, supporting obligations, or any other rights to the payment of money now or hereafter due or to become due (of whatever type, nature, item, or category and howsoever created) to Mortgagor under any Hedge Transactions, or any monetary or economic benefit or other value added, accrued, created, or arising under, out of, or pursuant to any Hedge Transactions, all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Oil and Gas Property that are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, records, files, computer records, and other forms of recording or obtaining access to such data, and all rents, issues, profits, proceeds, products, revenues, and other income from or attributable to the preceding collateral.

(s)           “Proceeds” means whatever is received upon the sale, exchange, collection, or other disposition of the Collateral and from insurance payable by reason of loss or damage to the Collateral.

(t)            “Production Sale Contract” means a contract now in effect or hereafter entered into  for the sale, purchase, exchange, or processing of Hydrocarbons extracted from or attributable to the Oil and Gas Property.

(u)           “Realty Collateral” means all of Mortgagor’s interest, now owned or hereafter acquired, in and to the Oil and Gas Property.

Other terms are defined hereafter in this Mortgage.

ARTICLE 2 - CREATION OF SECURITY.

Section 2.1.   Grant.  In consideration of Lender’s advancing or extending the funds or credit constituting the Obligations, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment and performance of the Obligations, Mortgagor grants, bargains, sells, and conveys the Realty Collateral and Fixture Collateral for the benefit of Lender.

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Section 2.2.  Creation of Security Interest.  In addition to the grant contained in Section 2.1, and for the same consideration, Mortgagor grants to Lender a security interest in all Personalty Collateral and Fixture Collateral, now owned or hereafter acquired by Mortgagor, and all Proceeds.

Section 2.3.   Proceeds.  The claim of Proceeds shall not be construed to mean that Lender consents to the sale or other disposition of any part of the Collateral other than Hydrocarbons extracted from or attributable to the Oil and Gas Property and sold in the ordinary course of business.

ARTICLE 3 - ASSIGNMENT OF PROCEEDS.

Section 3.1.   Lender’s Receipt of Production Proceeds.  (a)  Lender will be entitled to receive all Hydrocarbons (and the Proceeds therefrom) that are extracted from or attributable to the Oil and Gas Property beginning at 7:00 a.m. on the Effective Date.  Mortgagor authorizes and directs all parties producing, purchasing, and receiving Hydrocarbons or the Proceeds therefrom to treat Lender as  entitled in Mortgagor’s place and stead to receive the same; and further those parties will be fully protected in so treating Lender and will be under no obligation to see to the application by Lender of any Proceeds received by it.   Until Lender exercises its rights granted under this Article 3 by providing written notice to parties making payment to Mortgagor of Proceeds of production of Hydrocarbons, all parties making payment to Mortgagor of such proceeds shall continue to make the payments to Mortgagor, without the joinder in, or execution of, any division order, transfer order, or letter in lieu by Lender.

(b)           Mortgagor hereby assigns to Lender all liens and security interests of Mortgagor securing payment of proceeds from the sale of Hydrocarbons, including security interests provided by the Code.

Section 3.2.   Application of Proceeds.  All payments received by Lender pursuant to Section 3.1 above shall be placed in a collateral collection account at Lender and on the 25th day of each month applied as follows:

(a)           First, toward satisfaction of all costs and expenses incurred in connection with the collection of Proceeds and the payment of any part of the Obligations not represented by a written instrument.

(b)           Second, to the payment of all accrued interest on the Obligations.

(c)           Third, to the payment of any then-due and owing principal constituting part of the Obligations.

(d)           The balance, if any, may either be applied against any unmatured principal or revolving indebtedness constituting part of the Obligations (the method of application being wholly in Lender’s discretion) or, at Lender’s option, may be released to Mortgagor.

Section 3.3.   Mortgagor’s Payment Duties.  Nothing contained herein will limit Mortgagor’s absolute duty to make payment on the Obligations when the Proceeds received by Lender pursuant to this Article 3 are insufficient to pay the interest and principal then owing, and the receipt of Proceeds by Lender will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

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Section 3.4.  Liability of Lender.  Lender has no obligation to enforce collection of any Proceeds and is hereby released from all responsibility in connection therewith except the responsibility to account for Proceeds actually received.

Section 3.5.  Assignment of Awards and Settlements.  All judgments, awards of damages, and settlements hereafter made resulting from condemnation proceedings (or threatened condemnation proceedings) or the taking of all or any part of the Collateral under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to any part of Collateral from the condemnation proceedings, or to any rights appurtenant thereto, are hereby assigned by Mortgagor to Lender to be applied to the Obligations.

Section 3.6.  Assignment of Hedge Transactions.  All Hedge Transactions are hereby assigned by Mortgagor to Lender as additional security for the Obligations.   Mortgagor agrees that all Hedge Transactions (i) shall meet the requirements, if any, set forth in the Loan Agreement, (ii) shall expressly provide that they are assignable to Lender as collateral security for the Obligations, and (iii) if and to the extent any Hedge Transaction of Mortgagor is used by Lender in calculation of the Borrowing Base (as defined in the Loan Agreement), such Hedge Transaction cannot be cancelled, liquidated, or “unwound” without the prior written consent of Lender.

ARTICLE 4 - MORTGAGOR’S WARRANTIES AND COVENANTS.

Section 4.1.   Payment of Obligations.  Mortgagor covenants that Mortgagor shall pay all Obligations when due.  If any part of the Obligations is not evidenced by a writing specifying a due date, Mortgagor agrees to pay the same upon demand.  All Obligations are payable to Lender at the address shown above.

Section 4.2.   Warranties.  (a)  Mortgagor warrants that:

(1)           Mortgagor, to the extent of the interests specified in Exhibit A, has valid and indefeasible title to each property right or interest constituting the Collateral and has a good and legal right to grant and convey same to Lender; and

(2)           Without limitation as to the coverage of this Mortgage, where an expense interest, a revenue interest, or a royalty interest is shown, Mortgagor’s expense interest is not greater than that shown and that its revenue or royalty interest  is not less than that shown; and

(3)           Mortgagor is receiving payment, on a timely basis, for its share of production from all wells located on the Land or Leases, or on lands or leases pooled or unitized therewith, and, where a revenue interest is shown for a well or wells in Exhibit A, Mortgagor is receiving payment for not less than the share of production shown on the exhibit; and

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(4)           The oil and gas (or oil, gas, and mineral) leases included in Oil and Gas Property are valid and subsisting and all rentals and royalties due under each of them have been properly and timely paid; and

(5)           If any wells are listed in Exhibit A, then those wells are situated on the Land or on the real property covered by the Leases, or on lands or leases pooled therewith; and to the extent that Mortgagor’s ownership interests in any of the Land are subject to depth limitations, all Wells situated on such Land or units are currently producing from those depths to which Mortgagor’s ownership interests are limited; and

(6)           No approval or consent of any Governmental Authority is necessary to authorize the execution and delivery of this Mortgage or of any other written instruments constituting or evidencing the Obligations, or to authorize the observance or performance by Mortgagor of the covenants contained in this Mortgage or in the other written instruments; and

(7)           All information contained in statements furnished or to be furnished Lender by or on behalf of Mortgagor in connection with any of the Obligations or any request made pursuant to this Mortgage is or will be complete and accurate; and

(8)           This Mortgage creates a first lien and first security interest on the Collateral; and the Collateral is free from all liens, security interests, or other encumbrances except for Permitted Liens (as defined in the Loan Agreement) or as specifically set forth in Exhibit A; and

(9)           Mortgagor is not obligated, by virtue of a prepayment arrangement under any Production Sale Contract containing a “take or pay” clause or similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor; and

(10)           No portion of the Collateral is subject to (i) any contractual or other obligation to deliver Hydrocarbons produced from the Collateral to third parties for a price less than the market value thereof (or in the case of an existing gas sales contract, less than the full regular contract price therefor) or (ii) any contractual or other arrangement whereby payment for production from the Collateral will not be received contemporaneously with delivery (i.e., within 30 days after the end of the month of delivery for oil and within 60 days after the end of the month of delivery for gas); and

(11)           No part of the Collateral is subject to a gas balancing arrangement under which an imbalance exists with respect to which Mortgagor is in an “overproduced” status and will be required to:  (i) permit one or more third parties to take a portion of the production attributable to the Collateral without payment of the full market price thereof (or in the case of an existing Production Sale Contract, full regular contract); or (ii) make payment in cash, in order to correct the imbalance; and

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(12)           There are no “back in” or “reversionary” interests held by third parties which would reduce the interest of Mortgagor in the Collateral except as set forth in Exhibit A; and

(13)           There are no prior consent rights or preferential purchase rights in third parties affecting any part of the Collateral.

(b)            All of the warranties and representations of Mortgagor contained in this Mortgage are and will be in all respects true and correct both as of the date of execution of this Mortgage and the Effective Date and as of the date of each extension of credit by Lender to Mortgagor, and the warranties contained in Section 4.2(a)(7) also shall be in all respects true and correct when any item such as referred to therein is furnished to Lender.

(c)            Mortgagor warrants and agrees to forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor shall maintain and preserve the lien and security interest herein created as long as any of the Obligations remain unpaid.

Section 4.3.   Further Assurances.  Mortgagor agrees to execute and deliver such other and further instruments and do such other and further acts as in the opinion of Lender may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including, without limiting the generality of the foregoing:

(a)            Prompt correction of any defect which may hereafter be discovered in the title to the Collateral, or in the execution and acknowledgment of this Mortgage, any written instrument constituting or evidencing any of the Obligations, or any other document used in connection herewith; and

(b)            Prompt execution and delivery of all division or transfer orders which in Lender’s opinion are required to transfer to Lender the proceeds from the sale of all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Property.

Section 4.4.   Operation of Mortgaged Property.  As long as any of the Obligations remain unpaid, and whether or not Mortgagor is the operator of the Oil and Gas Property, Mortgagor shall (at Mortgagor’s own expense):

(a)            Do all things necessary to keep Mortgagor’s rights in the Collateral unimpaired; and

(b)            Not abandon any well or forfeit, surrender, or release any Leases, sublease, farmout, or any operating agreement without Lender’s prior written consent; and

(c)            Cause the Collateral to be maintained, developed, and protected against drainage and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable operating agreements, and all Governmental Requirements; and

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(d)            Promptly pay or cause to be paid when due and owing (and upon request provide Lender with proof of payment) all rentals and royalties payable in respect of the Collateral; all expenses incurred in or arising from the operation or development of the Collateral; and all taxes, assessments, and governmental charges legally imposed upon this Mortgage, upon the Collateral, and upon the interest of Lender; and

(e)            Cause the Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions, and improvements thereof or thereto needful to the production of Hydrocarbons from the Oil and Gas Property; and permit Lender (through their agents and employees) to enter upon the Oil and Gas Property for the purpose of investigating and inspecting the conditions and operations of the Collateral; and

(f)            Cause the Collateral to be kept free and clear of liens, charges, security interests, and encumbrances of every character other than the lien and security interest created by this Mortgage; Permitted Liens (as defined in the Loan Agreement, and including liens and security interests granted to parties under joint operating agreements affecting the Collateral); taxes constituting a lien but not due and payable; defects or irregularities in title which are not such as to interfere materially with the development, operation, or value of the Collateral and not such as to affect materially the title thereto; those set forth or referred to in Exhibit A; those being contested in good faith by Mortgagor and which do not, in the judgment of Lender, jeopardize Lender’s rights in and to the Collateral; and those consented to in writing by Lender; and

(g)            Carry with standard insurance companies and in amounts satisfactory to Lender the following insurance: workers’ compensation insurance and public liability and property damage insurance in respect of all activities in which Mortgagor might incur liability for death or injury or damage to or destruction of property; and to the extent insurance is carried by others engaged in similar undertakings in the same general areas in which the Collateral is located, well damage and blow out insurance and  insurance in respect of the Operating Equipment against loss or damage by fire, lightning, hail, tornado, explosion, and other similar risks.  All policies of insurance shall provide for not less than ten days prior written notice to Lender of cancellation, and Lender shall be named as a loss payee of all insurance insuring any of the Operating Equipment against loss or damage.  Lender may apply any insurance payments which it receives toward part or full satisfaction of any or all of the Obligations whether or not they are then due.

Section 4.5.   Recording and Filing.  Mortgagor shall pay all costs of filing, registering, and recording this and every other instrument in addition or supplemental thereto, and all financing statements Lender may require, in such offices and places and at such times and as often as may be, in the judgment of Lender, necessary to preserve, protect, and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any Governmental Requirements for the purpose of effectively creating, maintaining, and preserving the lien and security interest created herein and on the Collateral.  Mortgagor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.    Mortgagor hereby authorizes Lender to authenticate and file all financing statements or amendments to financing statement in such offices and places and at such times and as often as may be, in the judgment of Lender, necessary to preserve, protect, and renew the security interests herein created in the Collateral.

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Section 4.6.   Records, Statements, and Reports.  (a)  Mortgagor shall at all times keep complete and accurate business records in conformity with generally accepted accounting principles consistently applied, and Lender may from time to time have access to and examine and copy such records.

(b)            When and to the extent required by Lender, Mortgagor shall furnish to Lender such information concerning the business  affairs and financial condition of Mortgagor as Lender may from time to time reasonably request.

(c)           All financial information shall be in form, substance, and detail satisfactory to Lender in its sole and absolute discretion and, unless Lender consents in writing, shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preceding year and certified as accurately presenting the financial condition of Mortgagor by a certified public accountant or authorized officer or representative of Mortgagor, acceptable to Lender.

Section 4.7.   Corporation, Partnership, or Other Entity.  If  Mortgagor is a corporation, partnership, or any other entity, it is, and will continue to be, duly organized, formed, and existing under the laws of the state in which it is incorporated, organized, or formed, duly qualified to transact business in each state where the conduct of its business requires it to be qualified, and duly authorized to execute and deliver the written instruments comprising the Obligations and this Mortgage and to observe and perform its duties thereunder and hereunder.  Mortgagor will not, without the prior written consent of Lender, make any material change in its management or reorganize or consolidate or merge with any other corporation, partnership, or other entity if the result is likely to impair Mortgagor’s ability to perform its obligations under this Mortgage.

Section 4.8.   Indemnification.  MORTGAGOR AGREES TO INDEMNIFY LENDER AND LENDER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, PARTNERS, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY “INDEMNIFIED PARTIES”) AGAINST, AND TO REIMBURSE INDEMNIFIED PARTIES WITH RESPECT TO, ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, AND JUDGMENTS, INCLUDING STRICT LIABILITY CLAIMS (ALL OF WHICH ARE HEREAFTER REFERRED TO AS “CLAIMS”), AND ALL COSTS AND EXPENSES AND OTHER CHARGES OF ANY DESCRIPTION WHATSOEVER, INCLUDING (WITHOUT LIMITATION) ATTORNEYS FEES, COURT COSTS, ADMINISTRATIVE COSTS, COSTS OF APPEAL, AND ALL COSTS AND EXPENSES INCURRED IN INVESTIGATING INTO OR DEFENDING AGAINST ANY CLAIMS, MADE AGAINST OR SUSTAINED OR INCURRED BY INDEMNIFIED PARTIES, ARISING OUT OF OR RELATED IN ANY WAY TO THE COLLATERAL, THIS MORTGAGE, OR THE OBLIGATIONS, AND INCLUDING THE ASSERTION, EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS, THAT LENDER WRONGFULLY RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS MORTGAGE, BUT EXCLUDING, HOWEVER, THOSE CAUSED BY OR RESULTING FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER (SUCH EXCLUSION APPLYING ONLY TO THE EXTENT OF LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).  Indemnified Parties will have the right to employ attorneys and to defend against Claims; and, unless furnished with reasonable indemnity, Indemnified Parties will have the right to pay or compromise and adjust all Claims.  Mortgagor shall indemnify and pay to Indemnified Parties all amounts as may be paid by Indemnified Parties in compromise or adjustment of any Claim or as may be adjudged against Indemnified Parties in respect of any Claim.  The liabilities of Mortgagor as set forth in this Section 4.8 will survive the termination of this Mortgage.

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ARTICLE 5 - DEFAULT.

Section 5.1.  Events of Default.  The term “Event of Default” means the occurrence of any of the following events or the existence of any of the following conditions and the expiration of any notice and cure or grace period required by the Loan Agreement:

(a)           Failure by Mortgagor to make punctual payment when due of any of the Obligations or other failure to keep or punctually perform any of the provisions contained herein, in the Loan Agreement, in any other written instrument evidencing any of the Obligations, or in any other agreement with Lender (whether now existing or entered into hereafter); or

(b)           Any warranty, representation, or statement by Mortgagor or made or furnished to Lender by or on behalf of Mortgagor in connection with the Obligations is determined by Lender to be untrue in any material respect; or

(c)           Any Event of Default under the Loan Agreement; or

(d)           Mortgagor’s title to any substantial part of the Collateral becomes the subject matter of litigation which would or might, in Lender’s opinion, upon final determination result in substantial impairment or loss of the security provided by this Mortgage; or

(e)           Except as permitted by the Loan Agreement, Mortgagor sells, conveys, mortgages, or grants security interests in or otherwise disposes of or encumbers any of the Collateral or any of Mortgagor’s right, title, or interest therein (excluding Permitted Liens as defined in the Loan Agreement and sales of extracted Hydrocarbons in the ordinary course of Mortgagor’s business).

Section  5.2.   Acceleration upon Default.  Upon the occurrence of any Event of Default, or at any time thereafter, Lender may, at its option, declare the entire unpaid principal of and the interest accrued on the Obligations to be forthwith due and payable, without any notice, presentment, notice of intent to accelerate, notice of acceleration, or demand of any kind, all of which are hereby expressly waived.

Section 5.3.   Operation of Property.  Upon the occurrence of an Event of Default, or at any time thereafter, and in addition to all other rights herein conferred on Lender, Lender (or any person, firm, or corporation designated by Lender) will have the right and power, but will not be obligated, to enter upon and take possession of all or any part of the Collateral, to exclude Mortgagor therefrom, and to hold, use, administer, manage, and operate the same to the extent that Mortgagor could do so.  Lender, or any person, firm, or corporation designated by Lender, may operate the property without any liability to Mortgagor in connection with the operations except for bad faith; and Lender, or any person, firm, or corporation designated by Lender, will have the right to collect, receive, and receipt for all Hydrocarbons produced and sold from the properties, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right, and privilege of Mortgagor with respect to the Collateral.  Providing there has been no foreclosure sale, when and if the expenses of the operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Obligations paid, operations of the Oil and Gas Property shall be returned to Mortgagor.

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Section 5.4.   Ancillary Rights.  Upon the occurrence of an Event of Default, or at any time thereafter, and in addition to all other rights, Lender may proceed by a suit or suits in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the appointment of a receiver pending any foreclosure or sale hereunder, or for the enforcement of any other appropriate legal or equitable remedy.

ARTICLE 6 - LENDER’S RIGHTS AS TO REALTY COLLATERAL UPON DEFAULT.

Section 6.1.   Judicial Foreclosure.  Upon the occurrence of an Event of Default, or at any time thereafter, in lieu of the exercise of the non-judicial power of sale hereafter given, Lender may proceed by suit for foreclosure of its lien and for a sale of the Realty Collateral.

Section 6.2.   Non-Judicial Foreclosure (States Other Than Texas).  Upon the occurrence of any Event of Default, or at any time thereafter, to the extent permitted by law the Lender shall enforce this trust by selling the Realty Collateral situated in states other than Texas.  The action of Lender shall conform to the law of the state where the Realty Collateral is located, and unless prohibited by the law of that state, Lender may sell at one or more sales, as an entirety or in parcels, as Lender may elect, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Lender may deem appropriate, and to make conveyance to the purchaser or purchasers.  Unless prohibited by the law of that state, where the Realty Collateral is situated in more than one county (or judicial district), it may be sold in any county (or judicial district) in which any part is situated.  Lender may postpone the sale of all or any portion of the Realty Collateral by public announcement at the time fixed and place of sale, and from time to time thereafter may further postpone the sale by public announcement made at time of sale fixed by the preceding postponement.  Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all the property is sold or the Obligations are paid in full.

Mortgage and Security Agreement -  Page  12

ARTICLE 7 - RIGHTS AS TO PERSONALTY AND FIXTURE COLLATERAL UPON DEFAULT.

Section 7.1.   Personalty Collateral.  Upon the occurrence of an Event of Default, or at any time thereafter, Lender may, without notice to Mortgagor, exercise its right to declare all Obligations secured by the security interest created herein to be immediately due and payable in which case Lender will have all rights and remedies granted by law and particularly by the Code, including but not limited to, the right to take possession of the Personalty Collateral, and for this purpose Lender may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate Personalty Collateral or remove it therefrom.  Lender may require Mortgagor to assemble the Personalty Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties.  Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to Mortgagor at the address designated above at least ten (10) days before the time of the sale or disposition.

Section 7.2.   Sale with Realty Collateral.  In the event of foreclosure, whether judicial or non-judicial, at Lender’s option it may proceed under the Code as to the Personalty Collateral or it may proceed as to both Realty Collateral and Personalty Collateral in accordance with its rights and remedies in respect of the Realty Collateral.

Section 7.3.   Fixture Collateral.  Upon the occurrence of an Event of Default, or at any time thereafter, Lender may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral and proceed to exercise such rights as apply to the type of Collateral selected.

ARTICLE 8 - OTHER PROVISIONS CONCERNING FORECLOSURE.

Section 8.1.   Lender as Purchaser.  Lender reserves the right to bid and become the purchaser at any foreclosure sale and credit its bid at the sale against the Obligations.

Section 8.2.   Certain Aspects of Non-Judicial Foreclosure.  Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, advertisement and conduct of the sale in the manner provided herein.  Any purchaser or purchasers will be provided with a general warranty deed binding Mortgagor.  Mortgagor ratifies and confirms all legal acts that Lender may do in carrying out Lender’s duties and obligations under this Mortgage.

Section 8.3.   Effect of Sale.  Any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of Mortgagor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s heirs, personal representatives, successors, or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through, or under Mortgagor, or Mortgagor’s heirs, personal representatives, successors, or assigns.  The purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if Mortgagor retains possession of the Realty Collateral, or any part thereof, subsequent to sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers.

Mortgage and Security Agreement -  Page  13

Section 8.4.   Application of Proceeds.  (a)  The proceeds of any sale of the Collateral or any part thereof, whether judicial or non-judicial, will be applied as follows:

(i)           First, to the payment of all expenses incurred by Lender connection therewith, including, without limiting the generality of the foregoing, court costs, legal fees and expenses, and expenses of any entry or taking of possession, holding, preparing for sale, advertising, selling, and conveying;

(ii)            Second, to the payment of the Obligations; and

(iii)            Third, any surplus thereafter remaining will be paid to Mortgagor or Mortgagor’s successors or assigns, as their interest may appear.

  (b)           Mortgagor will remain liable for any deficiency owing on the Obligations after application of the net proceeds of any foreclosure sale.

ARTICLE 9 - ENVIRONMENTAL.

Section 9.1.  General/Definitions.   Mortgagor covenants and warrants that its operations and activities at the Land and Mortgagor’s and any operator’s use of the Collateral will at all times comply, in all material respects, with all applicable Governmental Requirements relating to environment protection, including such Governmental Requirements relating to the transportation,  distribution, storage, placement, handling, treatment, manufacture, generation, production, processing, or disposal (collectively “Treatment”) of any pollutants, contaminants, chemicals, waste, waste products, petroleum products, radioactive waste, poly-chlorinated biphenyls, asbestos, or any other industrial, toxic, flammable, corrosive, hazardous, or harmful substances (collectively “Waste”), or any emissions, discharges, leakage, venting, exposure, releases, or threatened releases (collectively “Release”) of Waste into the environment including, without limitation, ambient air, surface water, ground water, or land (collectively “Applicable Environmental Laws”).   Mortgagor further covenants that it will not engage in or permit the operator or any other party to engage in any Treatment or Release of Waste in, on, or affecting the Land or the Collateral in violation of Applicable Environmental Laws.

Section 9.2.  Environmental Warranties.  (a)  Mortgagor further warrants that:  (i) Mortgagor is not aware and has not received notice of any past or present violations by any party, including prior operators or owners, of Applicable Environmental Laws affecting the Land or the Collateral; (ii) Mortgagor has obtained or caused to be obtained all material permits, licenses, and authorizations required under Applicable Environmental Laws affecting the Land or the Collateral; (iii) no liens arising under Applicable Environmental Laws affect the Collateral or Mortgagor; (iv) Mortgagor does not have any liability for the Treatment or Release of Waste in violation of Applicable Environmental Laws; (v) neither Mortgagor nor any of the Collateral is the subject of any existing, pending, or to Mortgagor’s knowledge threatened claim, action, or investigation for violations of Applicable Environmental Laws; and (vi) all Waste, if any, generated in connection with the Collateral has been transported, treated, and disposed of in accordance with Applicable Environmental Laws.

Mortgage and Security Agreement -  Page  14

(b)           All warranties set forth above will be deemed to be made by Mortgagor upon each advance under the Obligations.

Section 9.3.  Environmental Notice and Inspection.  Immediately upon receipt of any notice from any party of a violation of Section 9.1 or if any of the warranties in Section 9.2 become false, Mortgagor shall fully inform Lender of the violation and keep Lender apprised of the status of any efforts to resolve the violation.  Mortgagor shall also take all steps necessary and reasonable to resolve or clean up all contamination related to the Treatment or Release of Waste in material violation of Applicable Environmental Laws affecting the Land or the Collateral and fully restore them to their prior condition.  Without being liable for any discoveries, Lender has the right, but not the obligation, to inspect and monitor Mortgagor’s compliance with the terms of this Article.

Section 9.4.  Environmental Indemnity.  NOTWITHSTANDING ANY OTHER LIMITATION OF LIABILITY IN THIS OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN MORTGAGOR AND LENDER, MORTGAGOR AGREES TO INDEMNIFY INDEMNIFIED PARTIES AGAINST, AND TO REIMBURSE INDEMNIFIED PARTIES WITH RESPECT TO, ALL CLAIMS, INCLUDING CLAIMS FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT, REMEDIATION, AND STRICT LIABILITY CLAIMS, AND ALL COSTS AND EXPENSES AND OTHER CHARGES OF ANY DESCRIPTION WHATSOEVER, INCLUDING (WITHOUT LIMITATION) REASONABLE ATTORNEYS FEES, COURT COSTS, ADMINISTRATIVE COSTS, COSTS OF APPEAL, AND ALL COSTS AND EXPENSES INCURRED IN INVESTIGATING INTO OR DEFENDING AGAINST ANY CLAIMS, MADE AGAINST OR SUSTAINED OR INCURRED BY INDEMNIFIED PARTIES ARISING OUT OF OR RELATED IN ANY WAY TO TREATMENT OR RELEASE OF ANY WASTE IN, ON, OR AFFECTING THE LAND OR THE COLLATERAL, WHETHER OR NOT CAUSED BY MORTGAGOR OR BY THE VIOLATION OF SECTION 9.1, BUT EXCLUDING, HOWEVER, THOSE CAUSED BY OR RESULTING FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER (SUCH EXCLUSION APPLYING ONLY TO THE EXTENT OF LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

Section 9.5.  Survival and Remedies.  (a)  Notwithstanding anything in this Mortgage or any other instrument or agreement between Mortgagor and Lender to the contrary, the undertakings of Mortgagor in this Article shall survive the expiration or termination of this Mortgage regardless of the means of such expiration or termination.  Specifically, the indemnification in Section 9.4 shall run from the actual knowledge of Lender of any Treatment or Release of Waste or other environmental condition covered by this Article.

(b)           Upon the receipt by Lender of notice required by this Article, or the discovery by Lender of any Treatment or Release of Waste affecting the Land or Collateral in violation of Applicable Environmental Laws, Lender may in its discretion, without limitation, (1) rescind this Mortgage with respect to the affected Collateral, (2) accelerate the Obligations and seek appointment of a receiver for the affected Collateral, or (3) take any other action provided by any instrument executed by and between Mortgagor and Lender relating to this transaction.  Mortgagor consents to the rescission or receivership in such event.

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ARTICLE 10 - KANSAS PROVISIONS.

Section 10.1. Kansas.  The following subsections apply to any Collateral situated within the State of Kansas and to the extent of any conflict between the provisions of this Section and the other provisions of this Mortgage, the provisions of this Section shall control:

(a)           As of the date of this Mortgage, the principal debt or obligation under the Revolving Note secured by this Mortgage is limited to a Borrowing Base in the amount of $8,200,000.00. In the event of any subsequent increases in the Borrowing Base, Mortgagee and Lender shall amend this Mortgage to reflect the increase and address any additional mortgage registration tax at that time.

(b)           THE MAXIMUM AMOUNT OF THE OBLIGATIONS TO BE SECURED BY THIS MORTGAGE WILL NOT EXCEED TWENTY-FIVE MILLION DOLLARS ($25,000,000.00).

(c)           Mortgagor agrees to cooperate with Lender with respect to compliance with the Kansas mortgage tax, including taking such actions as reasonably required by Lender to confirm the Borrowing Base to which the tax should be applied and the relative collateral value located in other states.

(d)           To the extent permitted by Kansas law, Mortgagor shall be solely responsible for the payment of all taxation of mortgages or security agreements or debts secured thereby and Mortgagor shall pay any such tax on or before the due date thereof.

ARTICLE 11 - MISCELLANEOUS.

Section 11.1.  Mortgagor’s Waivers.  Mortgagor agrees that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, if it would prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction.  Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and to the extent that Mortgagor may lawfully do so under applicable state law, waives any and all right to have the Realty Collateral marshaled upon any foreclosure of the lien hereof or sold in inverse order of alienation, and Mortgagor agrees that Lender may sell the Realty Collateral as an entirety.

Section 11.2.  Pooling and Unitization.  Mortgagor may not enter into pooling or unitization agreements, or make an election under any applicable forced pooling statute, if the result is to lessen Mortgagor’s revenue interest in any well then producing (or capable of producing) Hydrocarbons from any part of any Oil and Gas Property without the prior written consent of Lender.  The interest in any unit attributable to the Oil and Gas Property (or any part thereof) included therein will become a part of the Realty Collateral, the Fixture Collateral, and the Personalty Collateral, as the case may be, and will be subject to the lien and security interest hereof in the same manner and  with the same effect as though the unit and the interest of Mortgagor therein were specifically described in Exhibit A.

Mortgage and Security Agreement -  Page  16

Section 11.3.  Advances by Lender.  If Mortgagor fails to perform or keep any of its covenants of whatsoever kind or nature contained in this Mortgage, Lender or any receiver appointed hereunder, may, but will not be obliged to, make advances to perform the same in Mortgagor’s behalf, and Mortgagor hereby agrees to repay the advanced sums and any reasonable attorneys fees incurred in connection therewith upon demand plus interest at the maximum lawful rate.  No advance will be deemed to relieve Mortgagor from any default hereunder.

Section 11.4.   Defense of Claims.  Mortgagor shall promptly notify Lender in writing of the commencement of any legal proceedings affecting Lender’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to Lender, as may be necessary to preserve Mortgagor’s and Lender’s rights affected thereby; and should Mortgagor fail or refuse to take any such action, Lender may take the action in behalf of and in the name of Mortgagor and at Mortgagor’s expense.  Moreover, Lender may take independent action in connection therewith as it may in its discretion deem proper, and Mortgagor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at the maximum lawful rate.

Section 11.5.   Termination.  If all the Obligations are paid in full and the covenants herein contained are well and truly performed, then all of the Collateral will revert to Mortgagor and the entire estate, right, title, and interest of Lender will thereupon cease.  In such case Lender shall, upon the request of Mortgagor and at Mortgagor’s cost and expense, deliver to Mortgagor proper instruments acknowledging the release of this Mortgage.

Section 11.6.   Renewals, Amendments, and Other Security.  Renewals and extensions of the Obligations may be given at any time, amendments may be made to agreements relating to any part of the Obligations or the Collateral, and Lender may take or hold other security for the Obligations without notice to or consent of Mortgagor. Lender may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of any security, and such action will not be a waiver of any rights conferred by this Mortgage.

Section 11.7.   Effect of Instrument.  This Mortgage shall be deemed and construed to be, and may be enforced as, an assignment of production, a collateral assignment, chattel mortgage or security agreement, contract, deed of trust, financing statement, financing  statement filed as a fixture filing, and real estate mortgage, and as any one or more of them if appropriate under applicable state law.  This Mortgage shall also be effective as a financing statement covering “as extracted collateral” (as defined in the Code) to be financed at the wellhead or minehead.  Mortgagor and Lender hereby agree that any amendment of this Mortgage hereafter filed in the real estate records of any counties in which the Oil and Gas Property is situated shall constitute a continuation of the financing statement covering “as-extracted collateral.”  This Mortgage is to be filed in the real estate records of the appropriate jurisdictions and in such other records as Lender may decide.

Mortgage and Security Agreement -  Page  17

Section 11.8.   Limitations on Interest.  Regardless of any provision contained in this Mortgage, any note representing the Obligations, or any other instrument executed or delivered in connection with the Obligations, it is the express intent of the parties that at no time shall Mortgagor pay interest in excess of the maximum lawful rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest, any amount in excess of the maximum lawful rate (or any other interest amount which might in any way be deemed usurious).  In the event that Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balance of the Obligations, or if paid in full, any remaining excess shall forthwith be paid to Mortgagor.  In determining whether the interest exceeds the maximum lawful rate (or any other interest amount which might in any way be deemed usurious), Mortgagor and Lender shall, to the maximum extent permitted under applicable law:  (a) characterize any non-principal payment (other than payments expressly designated as interest) as an expense or fee rather than as interest; (b) exclude voluntary prepayments and the effect thereof; and (c) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the term.

Section 11.9.   Unenforceable or Inapplicable Provisions.  If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction, and the remaining provisions hereof will be liberally construed in favor of fLender in order to carry out the provisions hereof.  The invalidity of any provision of this Mortgage in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.  Any reference herein contained to a statute or law of a state in which no part of the Collateral is situated will be deemed inapplicable to, and not used in, the interpretation hereof.

Section 11.10.   Rights Cumulative.  Each and every right, power, and remedy herein given to Lender, or either of them, or in any other written instrument relating to the Obligations, will be cumulative and not exclusive; and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power, or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power, or remedy.  A waiver by Lender of any right or remedy on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

Section 11.12.   Non-Waiver.  No act, delay, omission, or course of dealing between Lender and Mortgagor will be a waiver of any of Lender’s rights or remedies.  No waiver, change, or modification in whole or in part of this Mortgage or any other written instrument will be effective unless in a writing signed by Lender.

Mortgage and Security Agreement -  Page  18

Section 11.13.   Lender’s Expenses.  Mortgagor agrees to pay in full all reasonable expenses and attorneys fees of Lender which may have been or may be incurred by Lender in connection with the preparation of this Mortgage and other related documents, the lending hereunder, the collection of the Obligations, and the enforcement of any of Mortgagor’s obligations hereunder and under any documents executed in connection with the Obligations.

Section 11.14.  Subrogation.  To the extent that funds advanced as any of the Obligations are used to pay indebtedness secured by any outstanding lien, security interest, charge, or prior encumbrance against the Collateral, such proceeds have been advanced by Lender at Mortgagor’s request, and Lender shall be subrogated to any and all such liens, security interests, charges, or encumbrances, irrespective of whether those liens, security interests, charges, or encumbrances are released; provided, however, that the terms and provisions of this Mortgage shall govern the rights and remedies of Lender and shall supersede the terms, provisions, rights, and remedies under the instruments creating the liens, security interests, charges, or encumbrances to which Lender is subrogated.

Section 11.15.  Governing Law/Venue.  EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER STATE MUST APPLY TO REALTY COLLATERAL SITUATED WITHIN THAT STATE, THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.  Mortgagor and Lender irrevocably agree that venue for any action or dispute related to the Collateral or this Mortgage must be in Dallas County, Texas.

Section 11.16.  Interpretation.  (a) Article and section headings used in this Mortgage are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this Mortgage.

(b)            As used in this Mortgage, “Lender” and “ Mortgagor” include their respective heirs, personal representatives, successors, and assigns.  Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular.  Words of the masculine gender include the feminine and neuter gender, and words of the neuter gender may refer to any gender.

(c)            The term “Mortgagor” includes all persons who execute this Mortgage as Mortgagor.  If more than one person executes this Mortgage as Mortgagor, their duties and liabilities under this Mortgage will be joint and several.

(d)           This Mortgage and any and all other agreements and instruments executed in connection herewith are to be liberally construed for the benefit of Lender to ensure the prompt payment of the Obligations in accordance with their terms and to ensure Lender’s realization of the benefits intended to be derived from all such agreements and instruments.

(e)           All documents or items required to be delivered to Lender by Mortgagor must be in form, substance, and detail acceptable to Lender, in its sole and absolute discretion.

Section 11.17.   Counterparts.  This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counterpart portions of Exhibit A which describe properties situated in counties other than the county in which the counterpart is to be recorded may have been omitted.

[Signature on following page.]

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Executed on the 10th day of April, 2014.

MORTGAGOR:

Armada Midcontinent, LLC
By: Mesa Energy, Inc., its sole member

By:      /s/ Randy M. Griffin____________________
Randy M. Griffin,
Chief Executive Officer

STATE OF TEXAS                                              §
§
COUNTY OF DALLAS                                       §

(Kansas and Texas) This Mortgage was acknowledged before me on the _____ day of April, 2014, by Randy M. Griffin, as chief executive officer of Mesa Energy, Inc., a Nevada corporation, as the member of Armada Midcontinent, LLC, an Oklahoma limited liability company, on behalf of the company.

/s/ Linda Denise Smith
NOTARY PUBLIC, STATE OF TEXAS
My Commission expires:
               3/17/17
Linda Denise Smith
(Type or print name)

Exhibits and Schedules:
Exhibit A - Land and Leases

This Mortgage was prepared by and
after recording please return to:
Austin S. Conner
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas  76102-5341
(817) 870-8700

Mortgage and Security Agreement -  Page  20

Introduction to Exhibit A to
Mortgage and Security Agreement (Oil and Gas)

This Mortgage covers all of Mortgagor’s interest now owned or hereafter acquired in the oil and gas (or oil, gas, and mineral) leases, land, unit declarations, and pooling orders described in Exhibit A (or described in the instruments referred to in Exhibit A), together with all amendments or ratifications affecting any of those leases, unit declarations, or pooling orders.  Without limitation as to the coverage of this Mortgage, Mortgagor warrants that where an expense interest, a revenue interest, or an overriding royalty interest is shown (or similar designations), that Mortgagor’s expense interest is not greater than that shown and that Mortgagor’s revenue or overriding royalty interest is not less than that shown.

Reference herein to book and page, liber and page, file numbers, film code numbers, or other recording information refer to the recording location of each respective lease in the county where the land covered by the lease is located.  Any reference herein to oil or gas wells or land covered is for warranty of interest, administrative convenience, and identification and is not intended to limit or restrict the rights, titles, interests, or properties covered by this Mortgage.

This Mortgage may be executed in counterparts.  To facilitate recordation, the exhibits which describe properties in counties other than the county in which the counterpart is to be recorded may have been omitted.  A complete copy of this Mortgage may be found at Lender’s offices.

In some instances, the “Land Covered” column includes abbreviations indicating the township and range of the county in which the interests are located.  For example: “T-27-N, R-10-W” is Township 27 North, Range 10 West.  The following abbreviations, and various combinations of the abbreviations, may appear before or after the section number to designate a portion of a section:

N/2 = North Half                                           NE or NE/4 = Northeast Quarter
S/2 = South Half                                           SE or SE/4 = Southeast Quarter
E/2 = East Half                                              NW or NW/4 = Northwest Quarter
W/2 = West Half                                          SW or SW/4 = Southwest Quarter

If two or more of the above abbreviations appear in sequence, the first abbreviation is that specified portion of the next abbreviation.  For example:  “SW/4 SW/4 SE/4” is the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the particular section described.

The abbreviations “WI,” “NRI,” “ORRI,” “BPO,” and “APO” are defined as follows:
(a)           “WI” is short for “working interest” and represents the expense interest attributable to each well.
(b)           “NRI” is short for “net revenue interest” and represents the share of production of oil, gas and other minerals attributable to the working interest or expense interest.
(c)           “ORRI” is short for “overriding royalty interest” and represents the overriding royalty attributable to oil and gas production from each well.

Mortgage and Security Agreement -  Page  21

(d)           “BPO” and “APO” refer to “before payout” and “after payout” respectively, as payout may be defined in agreements affecting the applicable interest or interests.

This Mortgage was prepared by and
after recording please return to:
Austin S. Conner
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas  76102-5341
(817) 870-8700

Mortgage and Security Agreement -  Page  22

EXHIBIT “A”

1.           The Wingrave Lease

A.
An Oil and Gas Lease dated September 1, 1953 from John F. Wingrave and Hazel B. Wingrave, his wife, to E.O. Lynn, recorded in Book 25 at Page 319 in the office of the Register of Deeds of Woodson County, Kansas, covering the following described real estate:
The Northeast Quarter (NE/4) of Section 17, Township 24 South, Range 16 East; and the Northwest Quarter (NW/4) and the North Half of the Southwest Quarter (N/2 SW/4), and the Southwest Quarter of the Southwest Quarter (SW/4 SW/4) and the North Half of the Southeast Quarter (N/2 SE/4) and the Southeast Quarter of the Southeast Quarter (SE/4 SE/4), of Section 16, Township 24 South, Range 16 East, Woodson County, Kansas.

B.
An Oil and Gas Lease dated April 20, 1990 from Louise Sandlin to H&G Pulling Co. Inc. recorded in Book 70 at Page 546 in the office of the Register of Deeds of Woodson County, Kansas, covering the following described real estate:
The Northwest Quarter of the Southeast Quarter (NW/4 SE/4) of Section 16, Township 24 South, Range 16 East, Woodson County, Kansas.

C.
An Oil and Gas Lease dated June 18, 1977 from John F. Wingrave a/k/a J.F. Wingrave and Hazel B. Wingrave, husband and wife to H&G Pulling and Rotary Drilling Co., recorded in Book 46 at Page 716 in the office of the Register of Deeds of Woodson County, Kansas, covering the following described real estate:
The South Half of the Northeast Quarter (S/2 NE/4) of Section 16, Township 24 South, Range 16 East, Woodson County, Kansas.

2.           The Karmann Lease

An Oil and Gas Lease dated September 18, 2009, from Erik Shane Karmann as lessor, to JT Operations as lessee, recorded in Book S91 at Page 225 in the office of the Register of Deeds of Woodson County, Kansas, covering the following real estate:
The Northwest Quarter (NW/4) of Section Twenty-one (21), Township Twenty-four (24), Range Sixteen (16) and containing 160 acres more or less.

3.           The Light Lease

An Oil and Gas Lease dated February 15, 1977, from Freda A. Light, et al, to Beryl Ashlock, recorded in Book 46 of Leases at Page 662 in the office of the Register of Deeds of Woodson County, Kansas, covering the following described real estate:  The South Half of the Northeast Quarter (S/2 NE/4) of Section 1, Township 24, Range 14.

4.           The Stockebrand Lease

An Oil and Gas Lease dated February 15, 1977, from Norma J. Wimmer, et al, to Beryl Ashlock, recorded in Book 46 of Leases at Page 660 in the office of the Register of Deeds of Woodson County, Kansas, covering the following described real estate:  The Northwest Quarter (NW/4) of Section 1, Township 24, Range 14.

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